Exhibit 99.2


                                   Media Contact: Mike Brown
                                                360-448-4255


            CONSOLIDATED FREIGHTWAYS STOCKHOLDERS
             UNLIKELYTO RECEIVE VALUE FOR STOCK


     VANCOUVER, Wash. - September 3, 2002 -- Consolidated Freightways Corp. (NASDQ: CFWYE) said today that it believes stockholders are unlikely to receive any distribution on account of their stock ownership. The company and related entities plan to file petitions for relief under Chapter 11 later today. In its Form 10-Q to be filed today, the company said that it is unlikely that it will be able to fully satisfy the claims of creditors from the proceeds of any sale or liquidation. Because of this, there will likely be no money available for distribution to stockholders. The length of the Chapter 11 case cannot be determined at this time.
     The company announced yesterday that it had discontinued all U.S. operations and would liquidate the business in an expeditious and orderly manner.